RGC Resources

Q2 2026
Earnings Call

May 8, 2026



Forward-Looking Statements

The statements in this presentation contain forward-looking statements that relate to future transactions, events or expectations. In addition, Resources may announce or publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and closures, investments, inflation, rate making and other regulatory actions, debt refinancing, technological developments, new products, research and development activities, weather variations, operational impacts and similar matters. These statements are based on management's current expectations and information available at the time of such statements and are believed to be reasonable and are made in good faith. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Company's business include, but are not limited to those set forth in the following discussion and within Items 1A "Risk Factors" and 1C "Cybersecurity" of the Company's 2025 Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is available at www.sec.gov and on the Company's website at www.rgcresources.com, as well as an updated risk within Item 1A "Rick Factors" of the Company's March 31, 2026 Form 10-Q. These factors are difficult to predict and many are beyond the Company's control. Accordingly, while the Company believes its forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. When used in the Company's documents or news releases, the words "anticipate," "believe," "intend," "plan," "estimate," "predict," "target," "expect," "objective," "projection," "potential," "forecast," "budget," "assume," "indicate" or similar words or future or conditional verbs such as "will," "would," "should," "can," "could," "may," or "might" are intended to identify forward-looking statements.

Forward-looking statements reflect the Company's current expectations only as of the date they are made. The Company assumes no duty to update these statements should expectations change or actual results differ from current expectations except as required by applicable laws and regulations.

Agenda

- Q2 2026 Highlights
  - Operations
  - Financial
- 2026 Outlook
- Questions



Customer and Infrastructure Growth

Expansion	Renewal
2.7 miles main	1.5 miles main
340 services	196 services

Q2 Gas Volumes


DTHs Delivered
Q2 2026
Q2 2025
2,500
2,000
1,500
1,000
500
-
Thousands
Residential
Commercial
Industrial

Q2 2026 vs Q2 2025

Total Volumes	**(5)%**
Commercial & Industrial Volumes	**(5)%**
Heating Degree Days	**(2)%**

YTD Gas Volumes


DTHs Delivered
YTD 2026
YTD 2025
3,500
3,000
2,500
2,000
1,500
1,000
500
-
Thousands
Residential
Commercial
Industrial

YTD 2026 vs 2025

Total Volumes	(3)%
Commercial & Industrial Volumes	(5)%
Heating Degree Days	3%

Roanoke Gas CapEx YTD


$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
Millions
2026
2025


Customer Growth & System Expansion $3.2
System Enhancements $2.6
SAVE Rider $4.0

$0.9 million or 8.2% decrease

Consolidated Financial Results

For the periods ended March 31,

(Presented in thousands, except per share data)

	Three Months Ended		Year to Date	
	2026	2025	2026	2025
Operating revenues	$ 45,457	$ 36,462	$ 75,717	$ 63,752
Operating expenses	34,173	26,062	57,883	46,024
Operating income	11,284	10,400	17,834	17,728
Earnings of unconsolidated affiliates	904	801	1,731	1,655
Other income, net	692	463	1,197	937
Interest expense	1,586	1,630	3,257	3,410
Income before income taxes	11,294	10,034	17,505	16,910
Income tax expense	2,550	2,358	3,878	3,964
Net income	**$ 8,744**	**$ 7,676**	**$ 13,627**	**$ 12,946**
Basic earnings per share	**$ 0.85**	**$ 0.74**	**$ 1.34**	**$ 1.26**
Diluted earnings per share	**$ 0.84**	**$ 0.74**	**$ 1.31**	**$ 1.26**

Consolidated Balance Sheet

As of March 31,

(Presented in thousands)

	2026	2025
Assets		
Current assets	$ 25,713	$ 25,778
Utility property, net	278,880	267,560
Other non-current assets	32,512	33,083
Total Assets	$ 337,105	$ 326,421
Liabilities and Stockholders' Equity		
Current maturities of long-term debt	$ 17,846	$ 26,600
Other current liabilities	19,489	18,889
Long-term debt, net	128,926	115,227
Deferred credits and other non-current liabilities	46,760	47,872
Total Liabilities	213,021	208,588
Stockholders' Equity	124,084	117,833
Total Liabilities and Stockholders' Equity	$ 337,105	$ 326,421

2026 Developments and Outlook

- Customers
- LNG Facility
- Rate Case
- 2026 Outlook
  - Capital
  - EPS



Rate Case Update

- Approximately $4.3M incremental annual revenue
- Based on authorized ROE of 9.90%
- Rates effective January 2026, subject to refund
- Staff testimony – June
- Hearing set for mid-July
- Expect final resolution in Q1 of fiscal 2027

2026 Capital Forecast

SAVE Rider	$10.0
Customer Growth & System Expansion	5.9
System Enhancement	6.1
Total	**$22.0**



27%
45%
28%

RGC Resources

Earnings Per Share


$1.40
$1.38
$1.36
$1.34
$1.32
$1.30
$1.28
$1.26
$1.24
$1.22
$1.20
$1.37
$1.29
$1.31
Dividend Payout Ratio:
64%
66%
2025 Actual
2026 Guidance
EPS
Range

RGC Resources®

